EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
David E. Hershberg, Chief Executive Officer of Globecomm Systems Inc., and Andrew C. Melfi, Chief Financial Officer of Globecomm Systems Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Globecomm Systems Inc. on Form 10-Q for the three months ended December 31, 2008 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Globecomm Systems Inc.

Date: February 9, 2009	By:	/s/ DAVID E. HERSHBERG
David E. Hershberg
Chairman of the Board, Chief Executive Officer and President

Date: February 9, 2009	By:	/s/ ANDREW C. MELFI
Andrew C. Melfi
Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to Globecomm Systems Inc. and will be retained by Globecomm Systems Inc. and furnished to the Securities Exchange Commission or its staff upon request.

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